Exhibit 10av

1990 Stock Option Plan
NSO Agreement (transferable)

ROGERS CORPORATION
NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into by and between Rogers Corporation, a Massachusetts corporation with its principal offices in Rogers, Connecticut (the “Company”), and the individual (the “Optionee”) whose name and address are set forth on the Execution Page of this Agreement.

WHEREAS, the Company adopted the Rogers Corporation 1990 Stock Option Plan, as amended (the “Plan”), in order, among other things, to grant nonqualified stock options; and

WHEREAS, the Optionee rendered services to the Company or any Subsidiary, and the Company desires to grant a nonqualified stock option to the Optionee;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

All capitalized terms used but not defined in this Agreement shall have the meaning assigned to them under the Plan.

1.
Grant of Option. The Company hereby grants to the Optionee pursuant to the Rogers Corporation 1990 Stock Option Plan the option to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares of the $1 par value Capital Stock of the Company (the “Stock”) as has been indicated at Paragraph 14(a) on the Execution Page hereof at the purchase price per share set forth at Paragraph 14(b) on such Execution Page. The date of grant of this option is as of the date set forth at Paragraph 14(c) on such Execution Page and is hereinafter referred to as the “Option Date.”

2.	Exercisability. This option shall be immediately exercisable in full.
3.	Term of Option. This option shall remain exercisable until expires on___________ .
4.
Purchase Only for Investment. To ensure the Company’s compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Optionee agrees for himself or herself, the Optionee’s legal representatives and estate, or other persons who acquire the right to exercise the option by bequest or inheritance, that shares will be purchased on the exercise of this option for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act, and the Optionee further agrees to sign a certificate to such effect at the time of exercising the option.

5.
Option Transferable in Limited Circumstances. This option, may be transferred to a family member, trust or charitable organization to the extent permitted by applicable law; provided that the transferee agrees in writing with the Company to be bound by the terms of this Agreement and the Plan. Except as permitted in the preceding sentence, this option, is not transferable otherwise than by will or by the laws of descent and distribution, and this option shall be exercisable during the Optionee’s lifetime only by the Optionee.

6.
Manner of Exercise. This option may be exercised by giving written or electronic notice of exercise to the Company, or the Company’s designee designated to accept such notices, specifying the number of shares to be purchased and accompanied by the payment of the aggregate option price for the number of shares purchased. The option price shall be paid in full either (a) in cash, by check or by other instrument acceptable to the Company, (b) in Stock (either actually or by attestation) that has been held by the Optionee for a minimum of six months, and valued at its Fair Market Value, as of the date of exercise, or (c) by a combination of (a) and (b). The Optionee may also deliver to the Company, or its designee, a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash, a check or other instrument acceptable to the Company to pay the option price; provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment. Payment instructions will be received subject to collection.

7.
Tax Withholding. The Optionee hereby agrees that the exercise of this option or any installment thereof will not be effective, and no shares will become transferable to the Optionee, until the Optionee makes appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state or local law on account of such exercise. The Optionee may satisfy the obligation(s), in whole or in part, by electing (i) to make a payment to the Company in cash, by check or by other instrument acceptable to the Company, (ii) subject to approval of the Compensation and Organization Committee of the Board of Directors of the Company (the “Committee”), to deliver to the Company a number of already-owned shares of Stock having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), or (iii) by any combination of (i) and (ii) and the following sentence. The Committee may also permit, in its sole discretion and in accordance with such procedures as it deems appropriate, the Optionee to have the Company withhold a number of shares which would otherwise be issued pursuant to this option having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of shares to be withheld (if permitted by the Committee) or of delivered shares shall be based on the Fair Market Value of a share of Stock as of the date the amount of tax to be withheld is to be determined.

8.
Stock Dividends; Stock Splits; Stock Combinations; Recapitalizations. In the event of any change in the outstanding shares of Stock that occurs after the Option Date by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change as to which the Company is a surviving corporation, the number, kind and option price of shares subject to this option to the extent it is then outstanding shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Upon a determination by the Board that an event has occurred that will or is likely to result in a merger or a similar reorganization which the Company will not survive or a sale of all or substantially all of the assets of the Company (a “Cessation Event”), this option will terminate, to the extent not then exercised, unless any surviving entity agrees to assume this option.

9.	Termination of Option. In the event of the Optionee’s death, this option may be exercised at any time by the Optionee’s beneficiary(ies) during the remaining term of this option.
10.
Rights of Optionee. The Optionee shall not have any rights as a shareholder with respect to shares of Stock covered by this option until the date of issuance of a stock certificate (or the equivalent thereof) for such shares. Except as provided in Paragraph 8, no adjustment shall be made for dividends or other rights the record date for which is prior to the date of issuance of such certificate (or the equivalent thereof). Nothing herein contained shall impose any obligation upon the Optionee to exercise this option. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended; the Company makes no representation as to the tax treatment to the Optionee upon receipt or exercise of the option or sale or other disposition of the shares covered by the option.

11.
Relationship to Plan. The option contained in this Agreement has been granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan. The Optionee hereby accepts this option subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee shall be final, binding and conclusive upon the Optionee and his or her heirs.

12.	Governing Law. This Agreement shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts.

13.
Beneficiary Designation. Pursuant to Section 10 of the Plan, the Optionee hereby designates the following person(s) as the Optionee’s beneficiary(ies) to whom shall be transferred any rights under this option which survive the Optionee’s death. If the Optionee names more than one primary beneficiary and one or more of such primary beneficiaries dies, the deceased primary beneficiary’s interest shall be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any rights hereunder, unless the Optionee indicates otherwise in a signed and dated additional page. The same rule shall apply within the category of contingent beneficiaries. Unless the Optionee has specified otherwise herein, the rights under this option which survive the Optionee’s death will be divided equally among the Optionee’s primary beneficiaries or contingent beneficiaries, as the case may be. If no beneficiary is named, all rights shall be exercisable by the Optionee’s estate.

PRIMARY BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

CONTIGENT BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

[ Please print this page, date and sign it and return it tom Rogers Corporation - Office of the Corporate Secretary if you wish to designate beneficiaries.]

ROGERS CORPORATION NONQUALIFIED STOCK OPTION AGREEMENT

EXECUTION PAGE OF NONQUALIFIED STOCK OPTION AGREEMENT FOR THE ROGERS CORPORATION 1990 STOCK OPTION PLAN

13.	Certain Additional Information. This Paragraph sets forth certain information referred to in Paragraph 1 of this Agreement.

a.	The number of option shares is _____________________.
b.	The purchase price per share for such option shares is US $ _________.
c.	The Option Date is _____________________.

By: Rogers Corporation

By clicking Accept below I, _________________________, hereby acknowledge receipt of the foregoing Stock Option and agree to its terms and conditions: